EXHIBIT 4.1(d)

AMENDMENT NO. 4 dated as of June 13, 2008
(this “Amendment”); to the LOAN AND
SECURITY AGREEMENT dated as of June 30,
2003, as amended by Amendment No. 1 dated as of
September 29, 2003, as further amended by
Amendment No. 2 dated as of December 15, 2005
and as further amended by Amendment No. 3 dated
as of February 14, 2008 (as the same may be
amended, supplemented or otherwise modified,
renewed or replaced from time to time, the “Credit
Agreement”), by and between BELPORT
CAPITAL FUND LLC, a Delaware limited liability
company (the “Borrower”) and DRESDNER
KLEINWORT HOLDINGS I, INC. (formerly
known as DRKW HOLDINGS, INC.), a Delaware
corporation, as lender (the “Lender”).

     WHEREAS, on June 30, 2003, the Borrower and the Lender entered into the Credit Agreement pursuant to which the Lender made available to the Borrower a term loan in the aggregate principal amount of $221,000,000;

     WHEREAS, immediately prior to the Effective Date (as defined herein) of this Amendment and after giving effect to all prior amendments to the Credit Agreement and all prior prepayments, an aggregate principal amount of $232,500,000 was outstanding under the term loan;

     WHEREAS, the Borrower has requested that the Lender increase the amount of the term loan by $63,000,000 to an aggregate principal amount of $295,500,000; and

     WHEREAS, the Borrower and the Lender have mutually agreed, subject to the terms and conditions of this Amendment, to amend certain provisions of the Credit Agreement, as set forth herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

     SECTION 1. Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended as of the Effective Date (as defined in Section 3 hereof) as follows:

     (A) Section 2.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

“2.1 Loan. The Lender agrees, on the terms and conditions set forth herein, (i) to make (w) a Loan to the Borrower on the Closing Date in an aggregate principal amount of $221,000,000, (x) a Loan to the Borrower on September 29, 2003 in an aggregate principal amount of $9,500,000, (y) a Loan to the Borrower on February 14, 2008 in an aggregate principal amount of $14,000,000 and (z) a Loan to the Borrower on June 13, 2008 in an aggregate principal amount of $63,000,000 and (ii) concurrently with any prepayment made by a Designated Fund under a loan facility provided by the Lender to such Designated Fund in connection with a transfer of assets from such Designated Fund to the Borrower, to make an additional Loan to the Borrower in an aggregate principal amount equal to the amount of such prepayment.”

     (B) Section 2.2(b) of the Credit Agreement is hereby amended by deleting the figure “$232,500,000” and inserting the figure “$295,500,000” in lieu thereof.

     SECTION 2. Representations and Warranties. The Borrower hereby represents and warrants that:

     (A) after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent that any such representations and warranties specifically relate to an earlier date); and

     (B) after giving effect to this Amendment, no Event of Default or Default will have occurred and be continuing on and as of the date hereof.

     SECTION 3. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction in full of each of the conditions precedent set forth in this Section 3 (the date on which all such conditions have been satisfied being herein called the “Effective Date”):

     (A) the Lender shall have received executed counterparts of this Amendment which, when taken together, bear the signatures of the Borrower and the Lender;

     (B) the Lender shall have received a new promissory note (the “New Note”) executed by the Borrower in an aggregate principal amount of $295,500,000 to be exchanged for and replace the prior note delivered by the Borrower in an aggregate principal amount of $232,500,000;

     (C) the Borrower shall have received from the Lender the prior note in an aggregate principal amount of $232,500,000 for cancellation;

     (D) the Lender shall have received the written opinion of counsel to the Borrower, dated the date hereof and addressed to the Lender, in form and substance satisfactory to counsel to the Lender;

     (E) the Lender shall have received such other documents as the Lender may reasonably request; and

     (F) all legal matters incident to this Amendment shall be satisfactory to counsel to the Lender.

SECTION 4. Miscellaneous.

     (A) Capitalized terms used herein and not otherwise defined herein shall have the meanings as defined in the Credit Agreement.

     (B) Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with the original terms thereof.

     (C) The amendments herein contained are limited specifically to the matters set forth above and do not constitute directly or by implication an amendment or waiver of any other provision of the Credit Agreement or any default which may occur or may have occurred under the Credit Agreement.

     (D) This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same instrument.

     (E) This Amendment shall constitute a Fundamental Document.

     (F) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first written above.

Borrower:

BELPORT CAPITAL FUND LLC, as Borrower

By:	EATON VANCE MANAGEMENT, as
Manager

By:	/s/ Andrew Frenette
Name:	Andrew Frenette
Title:	Vice President
Address:	The Eaton Vance Building
255 State Street
Boston, Massachusetts 02109
Telephone No.:	(617) 482-8260
Telecopier No.:	(617) 482 3836

Lender:

DRESDNER KLEINWORT HOLDINGS I, INC.,
as Lender

By:	/s/ Gregory Raykher
Name:	Gregory Raykher
Title:	President
Address:	1301 Avenue of the Americas
New York, New York 10019
Telephone No.:	(212) 969-7909
Telecopier No.:	(212) 969-7850

ACKNOWLEDGED AND ACCEPTED

Investment Manager:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, successor-by-merger to Wells
Fargo Bank Minnesota, National Association, as
Investment Manager

By:	/s/ Kristen L. Puttin
Name:	Kristen L. Puttin
Title:	Corporate Trust Officer
Address:	Sixth Street and Marquette Avenue
MAC N9311-161
Minneapolis, MN 55479
Attention: Corporate Trust
Services/Asset-
Backed Administration
Telephone No.:	(612) 667-8058
Telecopier No.:	(617) 667-3539